CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ------------------------------------------





As independent public accountants, we hereby consent to the use of our report dated October 27, 1999 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 70.




                              /s/ Arthur Andersen LLP
                                  ARTHUR ANDERSEN LLP


Cincinnati, Ohio,
 December 2, 1999